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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DITECH NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 DITECH NETWORKS, INC.
825 E. Middlefield Road
Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to Be Held On September 16, 2011

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of DITECH NETWORKS, INC., a Delaware corporation. The meeting will be held on Friday, September 16, 2011 at 1:00 p.m. local time at Ditech's offices, 825 E. Middlefield Road, Mountain View, California 94043, for the following purposes:

  1.
  To elect our Board of Directors' nominee for director to hold office until the 2014 Annual Meeting of Stockholders.

  2.
  To approve an amendment to our certificate of incorporation to reduce the number of authorized shares of our common stock from 200,000,000 to 55,000,000.

  3.
  To ratify the selection by Ditech's Audit Committee of Burr Pilger Mayer, Inc. as Ditech's independent registered public accounting firm for Ditech's fiscal year ending April 30, 2012.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is August 3, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
William J. Tamblyn Secretary

Mountain View, California August 12, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Friday, September 16, 2011
The Proxy Statements and Annual Report to Security Holders are Available at: http://materials.proxyvote.com/25500T

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DITECH NETWORKS, INC.
825 E. Middlefield Road
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

September 16, 2011

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Ditech Networks, Inc. (the "Board of Directors" or "Board") is soliciting your proxy to vote at Ditech's 2011 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        Ditech intends to mail this proxy statement and accompanying proxy card on or about August 12, 2011 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on August 3, 2011 will be entitled to vote at the annual meeting. On this record date, there were 26,578,797 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on August 3, 2011, your shares were registered directly in your name with Ditech's transfer agent, Wells Fargo Bank, National Association, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on August 3, 2011, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election of our Board of Directors' nominee for director;

  •
  To approve an amendment to our our certificate of incorporation to reduce the number of authorized shares of our common stock from 200,000,000 to 55,000,000; and

  •
  Ratification of Burr Pilger Mayer, Inc. as Ditech's independent registered public accounting firm for Ditech's fiscal year ending April 30, 2012.

How do I vote?

        With respect to the election of directors, you may either:

  •
  Vote "For" the nominee to the Board of Directors; or

  •
  Vote to "Withhold" your vote for the nominee to the Board of Directors;

        For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Ditech. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares by telephone or through the Internet. A large number of banks and brokerage firms provide eligible shareholders the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of August 3, 2011.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the nominee for director, "For" the amendment to our certificate of incorporation to decrease of shares for authorized common stock, and "For" the ratification of the Audit Committee's appointment of our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to: Investor Relations Department, Ditech Networks, Inc., 825 East Middlefield Road, Mountain View, CA 94043.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        If you want to make a proposal to be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by April 14, 2012, to Investor Relations Department, Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, CA 94043; however, if Ditech's 2012 Annual Meeting of Stockholders is not held on or between August 17, 2012 and October 16, 2012, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so no earlier than May 19, 2012, and no later than June 18, 2012; provided, however, that in the event that the date of the annual meeting is held more than 30 days prior to or more than 30 days after September 16, 2012 notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the 2012 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-voteswill not be counted towards the vote total for any proposal, will have no effect with respect to the election of directors, and will have the same effect as "Against" votes with respect to the proposal to amend our certificate of incorporation. There are not expected to be any broker non-votes in connection with the ratification of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for our fiscal year ending April 30, 2012.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, such as the ratification of Burr Pilger Mayer, Inc. as Ditech's independent registered public accounting firm for Ditech's fiscal year ending April 30, 2012, but not with respect to "non-discretionary" items, such as the election of directors or approval of the amendment of our certificate of incorporation.

How many votes are needed to approve each proposal?

  •
  For the election of the director, the nominee receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Only votes "For" will affect the outcome.

  •
  For Proposal No. 2 to approve an amendment to our our certificate of incorporation to reduce the number of authorized shares of our common stock from 200,000,000 to 55,000,000, the proposal must receive a "For" vote from the majority of shares outstanding. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will also have the same effect as "Against" votes.

  •
  For Proposal No. 3 to approve the ratification of our Audit Committee's selection of our independent registered public accounting firm, the proposal must receive a "For" vote from the majority of shares entitled to vote, voting either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. There are not expected to be any broker non-votes with respect to this proposal.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 26,578,797 shares outstanding and entitled to vote.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K to be filed by Ditech within four business days of the annual meeting, unless the final votes are not available, in which case the preliminary voting results will be published in a current report on Form 8-K to be filed by Ditech within four business days of the annual meeting, and the final voting results will be published in an amendment to that current report on Form 8-K when available.

 PROPOSAL 1

ELECTION OF DIRECTOR

        Ditech's Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines that the vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

        The Board of Directors currently has five members. There is one director in the class whose term of office expires in 2011. The Board of Directors has nominated Mr. David Sugishita, who is currently a director of Ditech and whose term of office expires at the annual meeting, to fill this position. If elected at the annual meeting, Mr. Sugishita would serve until the 2014 annual meeting and until his successor is elected and has qualified, or until the director's death, resignation or removal.

        It is Ditech's policy that its directors are encouraged to attend the Annual Meeting, and may do so telephonically. All of Ditech's directors then in office attended the 2010 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. The nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.

        The person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

        The following are brief biographies of the nominee and each director whose term will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2014 ANNUAL MEETING

        David M. Sugishita, age 63, has served as director and Chairman of the Audit Committee of Ditech Networks since February 2003. He also serves as director and Chairman of the Board as well as Chairman of the Audit Committee for Atmel Corporation. In addition, he serves as Director and Chairman of the Audit Committee for Immersion Corporation and Magma Design Automation, Inc., and served as a Director and Chairman of the Audit Committee of Micro Component Technology until 2010. Since 2000, Mr. Sugishita has taken various short-term assignments including Executive Vice President of Special Projects at Peregrine Systems from December 2003 to July 2004 as well as Executive Vice President and Chief Financial Officer at SONICblue from January 2002 to April 2002. Prior to 2000, Mr. Sugishita held various senior financial management positions: Synopsys (Senior Vice President of Finance & Operations, Chief Financial Officer) from 1997 to 2000; Actel (Senior Vice President and Chief Financial Officer) from 1995 to 1997; Micro Component Technology (Senior Vice President and Chief Financial Officer) from 1994 to 1995; Applied Materials (Vice President and Corporate Controller) from 1991 to 1994; and National Semiconductor (Vice President of Finance) from 1978 to 1991. Mr. Sugishita holds degrees in business administration from San Jose State University (B.S.) and University of Santa Clara (M.B.A.).

        Qualifications.    Mr. Sugishita brings to the Board of Directors over two decades of experience as a financial executive officer and member of the boards of directors of high technology companies. His strong expertise and background in accounting and financial management, years of service on audit committees, and track record as an accomplished financial executive have provided him with the financial acumen and skills necessary to serve as chairman of the audit committee for not only Ditech, but also Atmel Corporation, Immersion Corporation and Micro Component Technology, Inc. Also, Mr. Sugishita has developed the leadership, business judgment and consensus building skills necessary to serve on public company boards.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE ABOVE NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2012 ANNUAL MEETING

        Alan B. Howe, age 50, is currently co-founder and managing partner of Broadband Initiatives, LLC, a privately-held boutique advisory and consulting firm focused primarily on the wireless, telecom and technology sectors, a position he has held since 2003. He also has served since November of 2009 as a Managing Director with B Riley & Co. LLC in their corporate governance advisory group under a consulting agreement. Previously, he served as vice president of strategic and wireless business development for Covad Communications, Inc., a national broadband telecommunications company. Prior to that, Mr. Howe was chief financial officer and vice president of corporate development of Teletrac, Inc., and director of corporate development for Sprint PCS. Mr. Howe holds a B.S. in Business Administration and Marketing from the University of Illinois, and an MBA in Finance from Indiana University. Mr. Howe is currently a member of the public Boards of Directors of Selectica, Inc. He previously served on the public boards of Proxim, Inc., Crossroads, Inc., Alliance Semiconductor Inc., Altigen Communications, Inc., LCC International,Kitty Hawk, Inc., and Dyntek, Inc. which are no longer SEC reporting companies.

        Qualifications.    Mr. Howe came to our Board of Directors as a result of our settlement agreement with Lamassu Holdings L.L.C. ("Lamassu"), as described below. In determining whether to approve the settlement agreement with Lamassu, and therefore Mr. Howe joining our Board of Directors, the Board of Directors considered and found favorable Mr. Howe's financial expertise as a chief financial officer of a public company, and Mr. Howe's experience serving as a member of the boards of directors of multiple small public companies, including his experience in assessing strategic alternatives and his experience with telecommunications companies.

        Frank J. Sansone, age 40, has over 15 years of financial management and technology experience with a focus on managing all the financial elements of small fast growing public and private technology companies. He currently serves as Chief Financial Officer of Premier Power Renewable Energy, Inc. Mr. Sansone served as CFO for LiveOffice, a rapidly growing SAAS email archiving software & services company. Prior to his involvement with LiveOffice, Mr. Sansone served as the Chief Financial Officer of Guidance Software from July 2005 to August 2008, and as its Vice President of Finance from December 2002 to July 2005, where he also oversaw all the key financial aspects associated with taking the company public. Before joining Guidance Software, Mr. Sansone accumulated approximately 10 years of financial experience including working for five years as a Audit Manager at PricewaterhouseCoopers. Mr. Sansone is a CPA, currently inactive.

        Qualifications.    Mr. Sansone came to our Board of Directors as a result of our settlement agreement with Lamassu. In determining whether to approve the settlement agreement with Lamassu, and therefore Mr. Sansone joining our Board of Directors, the Board of Directors considered and found favorable Mr. Sansone's financial expertise as a chief financial officer of a public company, his experience with small public companies, and his experience in assessing strategic alternatives.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING

        William A. Hasler, age 69, has been a director of Ditech since May 1997. Mr. Hasler served from 1984 to July 1991 as Vice Chairman of KPMG Peat Marwick, an international public accounting firm, from July 1991 to July 1998 as Dean of the Haas School of Business, University of California, Berkeley, and from July 1998 to July 2004 as Co-Chief Executive Officer of Aphton Corp., a biotechnology firm. Mr. Hasler currently serves as a director of Ditech Networks, Inc., Aviat (formerly -Harris Stratex Networks), Globalstar, Inc., Mission West Properties and the Schwab Funds, and has served as a director of Aphton Corp., Genitope Corp., Selectron Corp., and Tousa Inc. in the past five years. Mr. Hasler received a B.A. from Pomona College and an M.B.A. from Harvard University, and he is a Certified Public Accountant (inactive).

        Qualifications.    Mr. Hasler brings to the Board of Directors over three decades of experience as a director and executive officer of both public and private technology companies, including as Chairman of Solectron Corporation, as well as business and financial acumen as a result of his experience as the Dean of the Haas School of Business and his leadership role as Vice Chairman of KPMG. Mr. Hasler's experience in these roles enables Mr. Hasler to bring to our Board of Directors seasoned strategic, tactical, operational and financial experience.

        Kenneth G. Naumann, age 43, joined Ditech in November 2010 as Vice President of World Wide Sales. He was promoted to President in March of 2011, and to Chief Executive Officer in May 2011. Prior to joining Ditech, Mr Naumann served as President and Chief Executive Officer of Scarab Consulting, a provider of computer forensics, electronic discovery and data hosting solutions, from 2008-2010, where he was responsible for managing an approximately 100 person firm. From 2006 to 2008, Mr Naumann served as Vice President of World Wide Sales and Marketing for Paymetric, a provider of secure payments and tokenization technologies, where he was responsible for the company-wide sales function. He served as Vice President of World Wide Sales at Guidance Software, an enterprise security and digital forensics software company, from 2004 to 2006. Before Guidance Software, Mr Naumann worked at BindView Development from 1993 to 2003, an enterprise security, compliance and network management software provider. During this time, he served in a variety of senior management roles including Vice President of the Americas and Vice President of World Wide Sales. He holds a BA in Philosophy from Hampden-Sydney College.

        Qualifications.    Mr. Naumann has over 15 years of experience in senior management and executive officer positions in the software and technology industry. Mr. Naumann has significant sales experience and operational experience running a company with similar size of Ditech. His experience in establishing a business vision and sales strategy is key to his opportunity with Ditech. Further, as our Chief Executive Officer he represents management on our Board of Directors and provides the Board of Directors with valuable insight into the day-to-day operations of Ditech's business.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the listing rules of the Nasdaq Stock Market (the "Nasdaq Rules"), a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with Ditech's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent Nasdaq Rules, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Ditech, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that all of Ditech's current directors are independent directors within the meaning of the applicable Nasdaq Rules, except for Mr. Naumann, who is Ditech's President and Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        As required under the Nasdaq Rules, Ditech's independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

        The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The following table provides membership and meeting information for fiscal 2011 for each of the Board committees:

Name	Audit	Compensation	Corporate Governance and Nominating
Edwin L. Harper(1)		X*	X*
William A. Hasler	X		X*
Alan B. Howe		X*
Frank J. Sansone(2)	X		X
David M. Sugishita(3)	X*
Total meetings in fiscal year 2011	5	2	1

*
Committee Chairperson.

(1)
Mr. Harper resigned from the Board effective September 16, 2010

(2)
Mr. Sansone was appointed to the Corporate Governance and Nominating Committee on September 16, 2010, replacing Mr. Harper.

(3)
Mr. Sugishita was appointed to the Compensation Committee on September 16, 2010, replacing Mr. Harper.

On September 2, 2009, Ditech and Lamassu Holdings L.L.C. and certain of its affiliates (collectively, "Lamassu"), entered into a letter agreement settling a threatened proxy contest, in which Ditech and Lamassu agreed that each of Mr. Howe and Mr. Sansone would be nominated to be elected to the Board of Directors at the 2009 annual meeting of stockholders. In addition to the nomination of each of Mr. Howe and Mr. Sansone for election to the Board of Directors, the letter agreement also provided, among other things, that:

  •
  If Mr. Sansone is unable to serve as a director at a time when Lamassu owns at least 5% of the Ditech common stock, Ditech will appoint a replacement director designated by Lamassu and reasonably acceptable to Ditech Networks; and

  •
  Mr. Sansone and any replacement director will sign a conditional resignation from the Board of Directors, which may be accepted by the Board of Directors in the event that Lamassu's beneficial ownership of Ditech common stock falls below 5% of the outstanding Ditech common stock.

        Ditech filed a complete copy of the agreement with the SEC on September 3, 2009, as an exhibit to its Current Report on Form 8-K, and this summary is qualified in its entirety by reference to the entire agreement included therein.

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq Rules) and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Ditech.

AUDIT COMMITTEE

        The Audit Committee of the Board of Directors oversees Ditech's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Ditech's audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Ditech regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in Ditech's Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of Ditech's quarterly financial statements. The Audit Committee has a written Audit Committee Charter, which is available on Ditech's website at www.ditechnetworks.com. The current members of the Audit Committee are Messrs. Sugishita, Hasler and Sansone. The Audit Committee met five times during fiscal 2011, excluding times when it met during Board meetings.

        The Board of Directors annually reviews the Nasdaq Rules definition of independence for Audit Committee members and has determined that all members of Ditech's Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2) of the Nasdaq Rules). The Board of Directors has determined that each of Messrs. Sugishita, Hasler and Sansone qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Sugishita's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies. The Board made a qualitative assessment of Mr. Hasler's level of knowledge and experience based on a number of factors, including his formal education, his service as the Dean of the Haas School of Business at the University of California at Berkeley, and his experience as Vice Chairman of KPMG Peat Marwick, a large independent accounting firm. The Board made a qualitative assessment of Mr. Sansone's level of knowledge and experience based on a number of factors, including his formal education and experience in public accounting, and as a chief financial officer for public reporting companies.

COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for Ditech. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of Ditech's executive officers and other senior management; reviews and approves the compensation and other terms of employment of Ditech's Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers Ditech's employee equity plans and other similar programs. The Compensation Committee has a written Compensation Committee Charter, which is available on Ditech's website at www.ditechnetworks.com. The current members of the Compensation Committee are Messrs. Howe and Sugishita. The Compensation Committee met three times during fiscal 2011, excluding times when it met during Board meetings.

        The Compensation Committee does not delegate its authority to others. However, the Compensation Committee does receive recommendations as to executive officer compensation from management. Our Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer himself, whose performance is reviewed solely by the Compensation Committee). Our Chief Executive Officer presents his compensation recommendations based on management reviews, including with respect to salary adjustments and annual bonus award amounts, and equity grants to the Compensation Committee. These recommendations are just one factor that the Compensation Committee takes into account in making its compensation decisions. Human Resources is involved in summarizing the applicable information and provides input based solely on survey information and trends.

        The Compensation Committee has engaged Compensia, Inc., an executive compensation consulting firm, periodically to conduct an annual review of its total compensation program for our executive officers. Compensia provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the executive officers. Compensia provided updates on relevant information for assessment in fiscal 2010. No update was requested for fiscal 2011.

        Specifically, Compensia assisted the Compensation Committee with a marketplace assessment of our executive officers' compensation in comparison to the compensation for comparable positions within our core and broader groups in fiscal 2007. The Compensation Committee engaged Compensia to complete a competitive review of our proposed executive compensation program and to make recommendations regarding our ongoing executive compensation philosophy and course of action in 2008 and 2009.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

        The Corporate Governance and Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Ditech, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, developing a set of corporate governance principles for Ditech, and recommending to the Board the compensation to be paid to outside directors. In assessing and recommending to the Board the compensation for our outside directors, the Corporate Governance and Nominating Committee assesses outside director compensation generally in the same manner as the Compensation Committee assesses executive officer compensation, including reviewing surveys prepared by Radford Associates, recommendations from Compensia, an outside consultant engaged by the Compensation Committee, and recommendations of management based on this information. The Corporate Governance and Nominating Committee has a written Corporate Governance and Nominating Committee Charter, which is available on Ditech's website at www.ditechnetworks.com. The current members of the Corporate Governance and Nominating Committee are Messrs. Hasler and Sansone. The Corporate Governance and Nominating Committee met one time during fiscal 2011, excluding times when it met during Board meetings.

        The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, and having the highest personal integrity and ethics. The Corporate Governance and Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Ditech, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Ditech's stockholders. However, the Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time.

        The Corporate Governance and Nominating Committee has established a process for identifying and evaluating nominees for director of Ditech. This process is that candidates for director nominees are to be reviewed in the context of the current composition of our Board, the operating requirements of Ditech and the long-term interests of stockholders. In conducting this assessment, the Corporate Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Ditech, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee reviews such directors' overall service to Ditech during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Corporate Governance and Nominating Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq Rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Corporate Governance and Nominating Committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

        The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, but considers diversity in assessing potential Board members as well as re-nominating current Board members. In considering diversity, Corporate Governance and Nominating Committee focuses on diversity of opinions and experiences. Although the Corporate Governance and Nominating Committee generally values diversity, it is only one of the factors that the Corporate Governance and Nominating Committee assesses in reviewing potential Board candidates.

        The Corporate Governance and Nominating Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Corporate Governance and Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has it received a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

        The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee at the following address: Ditech Networks, Inc., 825 East Middlefield Road, Mountain View, California 94043, Attention: Director Nominations. For nominations for election at an Annual Meeting of Stockholders, this written recommendation must be delivered by at least the date 120 days prior to the anniversary date of the mailing of our proxy statement for the prior year's Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Ditech's stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met 11 times during the last fiscal year. Each of our current Board members attended or participated telephonically in 75% or more of the aggregate of the meetings of the Board and of the committees, on which he served, held during the period for which he was a director or committee member, respectively during fiscal 2011.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Ditech's Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Ditech Networks, Inc. at 825 E. Middlefield Road, Mountain View, CA 94043, Attention: Secretary. Communications also may be sent by e-mail to the following address stockholderinquiries@ditechnetworks.com. Any communication sent must state the number of shares owned by the security holder making the communication. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, the Secretary will discard the communication. All communications directed to the Audit Committee in accordance with Ditech's Escalation Process for Suspected Illegal Acts, Fraud or Departures from Ditech's Code of Conduct and Questioned Accounting/Reporting Matter that relate to questionable accounting or auditing matters involving Ditech will be promptly and directly forwarded to the Audit Committee.

BOARD LEADERSHIP STRUCTURE

        The Board of Directors has maintained a leadership structure that has either been (a) a separate Chairman of the Board and Chief Executive Officer, or (b) a Chairman of the Board and Chief Executive Officer who is the same person, together with a strong Lead Independent Director. The Board believes that either of these structures is an appropriate structure for Ditech, as each provides for an independent director to take the functional role where it is appropriate for an independent director to fulfill that function. Currently, the Chairman of the Board and Chief Executive Officer are separate persons.

BOARD'S ROLE IN RISK OVERSIGHT

        The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of Ditech's risks. The Board of Directors regularly reviews information regarding the company's credit, liquidity and operations, as well as the risks associated with each. The Audit Committee's charter mandates the Audit Committee to review and discusses with management, and the company's independent registered public accounting firm, as appropriate, the company's major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the company's executive compensation plans and arrangements. The Governance Committee and Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

CODE OF BUSINESS CONDUCT AND ETHICS

        Ditech has adopted the Ditech Networks, Inc. Code of Conduct and Ethics that applies to all officers, directors and employees. A copy of the Code of Conduct and Ethics will be sent to any person requesting a copy without charge. To request a copy of our Code of Conduct and Ethics, please contact: Investor Relations, Ditech Networks, Inc., 825 East Middlefield Road, Mountain View, CA 94303, or call our Investor Relations Department at (650) 623-1308. If Ditech makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, Ditech will promptly disclose the nature of the amendment or waiver on a Form 8-K filing, or if permitted by Nasdaq, on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

(1)
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Ditech under the 1933 Act or 1934 Act regardless of any general incorporation language in such filings.

        The Audit Committee of Ditech is composed of three non-employee directors: Mr. Sugishita, Mr. Hasler and Mr. Sansone.

        Management is responsible for Ditech's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Ditech's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Burr Pilger Mayer, Inc., Ditech's independent registered public accounting. The discussions with Burr Pilger Mayer, Inc. also included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received from Burr Pilger Mayer, Inc. written disclosures and the letter regarding its independence as required by applicable requirements of the PCAOB. This information was discussed with Burr Pilger Mayer, Inc.

        Based on its review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Ditech's Annual Report on Form 10-K for the fiscal year ended April 30, 2011 filed with the Securities and Exchange Commission.

Audit Committee:
David. M. Sugishita
William A. Hasler
Frank J. Sansone

PROPOSAL 2

APPROVAL OF DECREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors is requesting stockholder approval of an amendment to Ditech's Restated Certificate of Incorporation to decrease Ditech's authorized number of shares of common stock from 200,000,000 shares to 55,000,000 shares. The primary purpose of this action is to reduce Ditech's Delaware franchise taxes.

        Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock of the company. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of Ditech's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        In addition to the 26,545,188 shares of common stock outstanding on April 30, 2011, the Board has reserved 6,724,108 shares for issuance upon exercise of options and rights granted under Ditech's stock option and stock purchase plans, and up to approximately 100,000 shares of common stock which may be issued upon exercise of warrants.

        The reduction of the number of shares of common stock that are available for issuance if the proposal is adopted would also reduct the ability of Ditech to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Ditech. For example, it would reduce the ability of the Board to strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to decrease the authorized common stock has been prompted by business and financial considerations and not by a desire to reduce the ability of the Board to respond to the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at Ditech), nevertheless, stockholders should be aware that approval of proposal could reduce the ability of the Board to deter or prevent changes in control of Ditech.

        The affirmative vote of the holders of a majority of the outstanding shares of Ditech's common stock will be required to approve this amendment to Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Burr Pilger Mayer, Inc. as Ditech's independent registered public accounting firm for the fiscal year ending April 30, 2012 and the Board has further directed that management submit the selection independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Burr Pilger Mayer, Inc. audited Ditech's financial statements for the fiscal year ended April 30, 2011. Representatives of Burr Pilger Mayer, Inc. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither Ditech's bylaws nor other governing documents or law require stockholder ratification of the selection of Burr Pilger Mayer, Inc. as Ditech's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Burr Pilger Mayer, Inc. to the stockholders for ratification as a matter of good corporate practice.

        If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Ditech and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of Burr Pilger Mayer, Inc. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

        The following table represents aggregate fees billed to Ditech Networks for fiscal years ended April 30, 2011 and April 30, 2010 by Burr Pilger Mayer, Inc.:

	Fiscal Year Ended
	2011	2010
	(in thousands)
Audit Fees	$226	$406
Audit-related Fees(1)	—	21
Tax Fees	—	—
All Other Fees (specifically describe all other fees incurred)	—	—
Total Fees	$226	$427

(1)
Audit-related fees consist of support and review of accounting treatment related to the Simulscribe transaction and discussions with the Securities and Exchange Commission.

All fees described above were approved by the Audit Committee

PRE-APPROVAL POLICIES AND PROCEDURES.

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Burr Pilger Mayer, Inc. The policy generally pre-approves specified services in the defined categories of audit and audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of the services other than audit services by Burr Pilger Mayer, Inc. is compatible with maintaining the principal accountant's independence, within these defined categories of audit related and tax services.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of June 30, 2011 by: (1) each director and each nominee for director; (2) each of the executive officers named in the Summary Compensation Table; (3) all our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock, if any. We do not have any class of equity securities outstanding other than our common stock.

	Beneficial Ownership(1)
	Number of Shares	Percent of Total
Beneficial Owner
Name and Address
Lloyd I. Miller, III(2)	3,330,920	12.53
Diker Management, LLC(3)	2,534,332	9.53
Lamassu Holdings LLC(4)	2,399,845	9.03
Dimensional Fund Advisors LP(5)	1,981,532	7.54
FMR LLC(6)	1,974,272	7.43
Dr. Todd G. Simpson(7)	986,698	3.60
William J. Tamblyn(8)	1,018,464	3.71
Karl A. Brown(9)	102,504	*
William A. Hasler(10)	109,640	*
David M. Sugishita(11)	78,097	*
Kenneth G. Naumann	—	*
Alan B. Howe(12)	18,750	*
Frank J. Sansone(13)	18,750	*
All current directors and executive officers as a group (7 persons)(14)	1,346,205	4.86

*
Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
This table is based upon information supplied by officers and directors and upon information gathered by Ditech about principal stockholders known to us based on a Schedule 13G or 13D filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based 26,588,303 shares outstanding on June 30, 2011 adjusted as required by rules promulgated by the SEC. All shares of common stock subject to options currently exercisable or exercisable within 60 days after June 30, 2011 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

(2)
Based on a Form 4 reporting beneficial ownership as of May 20, 2010. No subsequent filings have been submitted. Represents shares held by Lloyd I. Miller, III ("Miller") and affiliated entities, 498,468 shares of which sole voting and dispositive power is held and 2,832,452 shares of which shared voting and dispositive power is held. Miller is the investment advisor to the trustee of Trust A-4 and Trust C (collectively, the "Trusts"). The Trusts were created pursuant to an Amended and Restated Trust Agreement, dated September 20, 1983. Miller is the manager of Milfam LLC ("Milfam LLC"), an Ohio limited liability company established pursuant to the Operating Agreement of Milfam LLC, dated as of December 10, 1996. Milfam LLC is the general partner of (i) Milfam I L.P. ("Milfam I"), a Georgia limited partnership established pursuant to the Partnership Agreement for Milfam I L.P., dated December 11, 1996, and (ii) Milfam II L.P. ("Milfam II"), a Georgia limited partnership established pursuant to the Partnership Agreement for Milfam II L.P., dated December 11, 1996. Miller may be deemed to beneficially own 3,330,920 shares. 1,854,516 of the shares beneficially owned by Miller are owned of record by Trust A-4, 977,936 of the shares beneficially owned by Miller are owned of record by MILGRAT I (W6), 15,708 of the shares beneficially owned by Miller are owned of record by Milfam I, 471,080 of the shares beneficially owned by Miller are owned of record by Milfam II, 5,789 of the shares that are owned by Miller, are owned of record by Alex UGMA, 490 of the shares beneficially owned by Miller are owned by an IRA, and 5,401 of the shares are owned by Miller directly. Miller may be deemed to have shared voting and dispositive power for all such shares held of record by Trust A-4. Miller may be deemed to have sole voting and dispositive power for all such shares held of record by Milfam I, Milfam II, Alex UGMA, MILGRAT I (W6), the IRA and Miller directly. The principal business office of Miller is located at 4550 Gordon Drive, Naples, Florida 34102.

(3)
Based on the 13F, reporting beneficial ownership as of March 31, 2011. Diker Management, LLC is the investment advisor to Diker GP, LLC, which is the sole general partner of a number of Diker funds (the "Diker Funds"). Diker GP has the power to vote and dispose of the shares of common stock owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. Pursuant to investment advisory agreements, Diker Management serves as the investment manager of the Diker Funds. Accordingly, Diker Management may be deemed the beneficial owner of shares held by the Diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations. Therefore, Charles M. Diker and Mark N. Diker may be beneficial owners of shares benefically owned by Diker GP and Diker Management. Each of these entities and persons disclaim all beneficial ownership, however, as affiliates of a registered investment adviser, and in any case disclaim beneficial ownership except to the extent of their pecuniary interest in the shares. The principal business office of Diker Management LLC is located at 730 Fifth Avenue, 15th Floor, New York, NY 10151.

(4)
Based on a Schedule 13D/A, reporting beneficial ownership, filed with the SEC on September 2, 2009, Lamassu Holdings L.L.C. ("Lamassu") has sole power to vote and dispose of the shares. As the managing members of Lamassu, Timothy Leehealey and Samuel Healey may be deemed the beneficial owner of the 2,399,845 shares of common stock owned by Lamassu. Each of Messrs. Leehealey and Healey share voting and dispositive power with respect to the shares of common stock owned by Lamassu by virtue of their shared authority to vote and dispose of such shares of common stock. The address of Lamassu and Mr. Leehealey is 21 Whitesands Drive, Newport Coast, CA 92657. The address of Mr. Healey is 600 Mamaroneck Avenue, Suite 400, Harrison, New York 10528.

(5)
Based on a Schedule 13F, reporting beneficial ownership as of March 31, 2011. Dimensional Fund Advisors LP ("Dimensional") is a registered investment adviser who furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares. The investment companies, trusts, and accounts have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. Dimensional disclaims beneficial ownership of the shares. The principal business office of Dimensional is located at Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(6)
Based on a Schedule 13F, reporting beneficial ownership as of March 31, 2011, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of the shares as a result of acting as investment advisor to Fidelity Low Priced Stock Fund ("Fund"), which owned all of the shares. Edward C. Johnson, 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the Fund each has sole power to dispose of the shares owned by the Fund. Neither FMR LLC nor Edward C. Johnson 3d has the

  sole power to vote or direct the voting shares owned directly by the fund, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund's Board of Trustees. The address of FMR LLC, Fidelity and the Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)
Includes 805,096 shares issuable upon the exercise of options exercisable within 60 days after June 30, 2011.

(8)
Includes 874,292 shares issuable upon the exercise of options exercisable within 60 days after June 30, 2011.

(9)
Includes 90,599 shares issuable upon the exercise of options exercisable within 60 days after June 30, 2011.

(10)
Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days after June 30, 2011.

(11)
Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days after June 30, 2011.

(12)
Includes 18,750 shares issuable upon the exercise of options exercisable within 60 days after June 30, 2011.

(13)
Includes 18,750 shares issuable upon the exercise of options exercisable within 60 days after June 30, 2011.

(14)
Includes 1,346,205 shares issuable upon the exercise of options exercisable within 60 days after June 30, 2011. See notes 8-13 above.

 EXECUTIVE COMPENSATION AND RELATED
INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

        The following table shows the compensation awarded or paid to, or earned by, our Chief Executive Officer, our two other most highly compensated executive officer serving in such capacity at April 30, 2011, and one additional executive officer who was not serving in such capacity at April 30, 2011. We refer to these employees collectively as our "Named Executive Officers."

Summary Compensation Table

Name and Principle Position	Year	Salary($)	Bonus($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total Compensation
Kenneth G. Naumann(4)	2011	110,399	41,678	(6)	26,400	103,110	892	282,479
President and Chief Executive Officer
Todd G. Simpson, Ph.D(5)	2011	315,624	—		—	—	3,301	318,925
Former President and Chief Executive Officer	2010	325,000	—		168,000	255,316	3,666	751,982
William J. Tamblyn	2011	266,400	—		—	—	3,996	270,396
Executive Vice President, Chief Financial Officer & Chief Operating Officer	2010	266,400	—		110,250	104,284	3,816	484,750
Karl Brown	2011	217,845	—		—	12,715	3,669	234,229
Vice President of Marketing	2010	189,000	—		52,500	50,344	1,752	293,596

(1)
These amounts are not cash compensation, but represent the aggregate fair value of the stock grants received by our Named Executive Officers. The aggregate fair value is computed in accordance with FASB ASC Topic 718, excluding the effects of forfeiture. Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements for the fiscal year ended April 30, 2011 included in our Annual Report on Form 10-K.

(2)
These amounts are not cash compensation, but represent the aggregate fair value of the stock option grants received by our Named Executive Officers. The aggregate fair value is computed in accordance with FASB ASC Topic 718, excluding the effects of forfeiture. Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements for the fiscal year ended April 30, 2011included in our Annual Report on Form 10-K.

(3)
Consists of 401(K) match, group term life insurance premiums paid by company, memberships and miscellaneous taxable compensation.

(4)
Mr. Naumann became President on March 11, 2011 and Chief Executive Officer on May 26, 2011.

(5)
Dr. Simpson resigned as our CEO and President effective March 15, 2011.

(6)
Consists of Sales Commission when Mr. Naumann was World Wide Vice President of Sales of $23,139, and $18,539 for a bonus based on his performance post his appointment to President on March 7, 2011.

  Based on company performance, no bonuses were granted in the fiscal years ended April 30, 2010 or 2011.

  No compensation was paid out based on the Non-Equity Incentive Plan for the fiscal years ended April 30, 2010 and 2011. Mr. Naumann received a prorated bonus for the 4th quarter of fiscal 2011 as noted in footnote (6) above. The Non-Equity Incentive Plan for each of fiscal 2011 and 2010 was based primarily on Ditech's operating plan, with 40% of the target bonus tied to revenue performance, 30% to operating performance, 20% to individual performance and 10% a discretionary portion. No payout was payable with respect to the revenue component if revenue was not at least 80% of operating plan, and no payout was payable on operating performance if operating performance did meet operating plan in fiscal 2011.

Material terms of severance arrangements are under the Section, "Potential Payments Upon Termination or Change of Control" below.

Non-Equity Incentive Plan

        In each of fiscal 2011 and 2010, Ditech had an executive bonus plan, in which each of the Ditech executive officers participated. Each executive officer was assigned a target bonus, and the executive officer could receive up to that bonus if specified goals were met. Target bonus amounts for each year were as follows: Dr. Simpson, $243,750; and Mr. Tamblyn, $159,840. The goals were weighted 40% to revenue performance, 30% to operating performance, 20% to individual goals, and 10% as a discretionary amount. During fiscal 2011 and 2010, no bonuses were paid under the executive bonus plan as the minimum target amounts were not met.

Equity grants in Fiscal 2011

        Mr. Naumann received, in December 2010 in connection with his hiring, the following: a grant of restricted stock units ("RSU's") for 20,000 shares; and a stock option for 140,000 shares. The stock options were granted with an exercise price equal to the fair market value of the common stock on the date of grant, have a ten year term, and vest over four years. No other equity grants were made to the Named Executive Officers in fiscal 2011.

        In addition, in March 2011, the vesting criteria of an option grant made in May 2009 to the Mr. Brown for 25,000 shares was revised. The options were revised to vest with respect to achieving specified new revenue opportunities.

Equity Grants in Fiscal 2010

        On May 22, 2009, the following Named Executive Officers received the following grants of retention restricted stock units ("RSUs"): Dr. Simpson (60,000 shares), and Mr. Tamblyn (45,000 shares). These RSUs vested on June 1, 2010 as each of these Named Executive Officer is still employed by Ditech on that date.

        In addition, on May 22, 2009, the following Named Executive Officers received the following grants of performance RSUs: Dr. Simpson (100,000 shares), Mr. Tamblyn (60,000 shares), and Mr. Brown (50,000 shares). These RSUs vest on the first to occur of achievement of four quarters of trailing revenues of a specified amount, a termination of employment other than for cause within two years following a change of control of Ditech, or a change in control of Ditech in which the RSUs are not assumed. As to half of the shares, there are more stringent vesting requirements both in terms of the required amount of revenues and in the event of a change in control of Ditech (in such change of control Ditech must have a specified minimum amount of enterprise value). The RSUs terminate if not vested by the earlier of May 2012, or a termination of employment that does not cause the RSU to vest.

        On December 17, 2009, the following Named Executive Officers received the following grants of time-based vesting stock options: Dr. Simpson (115,000 shares), Mr. Tamblyn (55,000 shares) and Mr. Brown (20,000 shares). These stock options were granted with an exercise price equal to the fair market value of the common stock on the date of grant, have a ten year term, and vest over three years.

        In addition, on December 17, 2009, the following Named Executive Officers received the following grants of performance-based vesting stock options: Dr. Simpson (240,000 shares), Mr. Tamblyn (90,000 shares) and Mr. Brown (50,000 shares). These stock options were granted with an exercise price equal to the fair market value of the common stock on the date of grant, have a ten year term, and vest with respect to a portion of the shares if Ditech achieves a specified minimum enterprise value prior to the end of the third quarter of fiscal 2013, and with respect to the rest if Ditech achieves specified minimum revenues and cash flows in a quarter no later than the third quarter of fiscal 2013.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows for the fiscal year ended April 30, 2011, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Mr. Naumann	—	140,000	—	1.32	12/10/2020	(9)	20,000	27,198
Mr. Simpson	26,971	—	—	0.36	04/20/2014	(2)	—	—
	25,000	—	—	7.22	02/15/2017	(1)	—
	403,125	46,875	—	5.02	10/10/2017	(1)	—	—
	66,667	—	—	3.42	07/31/2010	(4)	—	—
	33,333	—	—	3.42	07/31/2010	(4)	—	—
	30,000	—	—	2.29	06/04/2018	(4)	—	—
	120,000	—	—	0.7699	12/19/2018	(7)	—	—
	—	—	—	0.00	05/01/2012	(5)	100,000	135,990
	—	—	240,000	1.28	04/30/2013	(7)	—	—
	—	—	—	—	—		—	—
	50792	64,208	—	1.28	12/17/2019	(6)	—	—
Mr. Tamblyn	90,000	—	—	2.92	06/21/2012	(2)	—	—
	10,000	—	—	10.35	09/23/2013	(2)	—	—
	150,000	—	—	8.76	09/30/2013	(2)	—	—
	125,000	—	—	13.37	05/18/2014	(2)	—	—
	100,000	—	—	6.49	06/30/2015	(2)	—	—
	37,500	—	—	7.22	02/15/2017	(1)	—	—
	80,000	—	—	3.42	12/07/2017	(4)	—	—
	40,000	—	—	3.42	07/31/2010	(4)	—	—
	22,500	—	22,500	2.29	06/04/2018	(7)	—	—
	24,292	30,708	—	1.28	12/17/2019	(6)	—	—
	—	—	—	—	—		45,000	61,196
	—	—	—	—	—		60,000	81,594
	—	—	90,000	1.28	04/30/2013	(7)	—	—
	90,000	—	—	0.7699	12/19/2018	(7)	—	—
Mr. Brown	15,000	—	—	13.03	02/18/2015	(2)	626	970
	7,500	—	—	6.49	06/30/2015	(2)	2,500	3875
	5,000	—	—	8.41	12/22/2015	(2)	50,000	77,500
	7,516	—	—	7.22	02/15/2017	(1)	—	—
	25,000	—	—	3.42	12/07/2017	(8)	—	—
	10,000	—	—	1.37	09/12/2018	(8)	—	—
	1,750	1,250	—	0.83	12/12/2018	(1)	—	—
	10,000	—	—	2.29	06/04/2018	(7)	—	—
	—	—	50,000	1.28	04/30/2013	(7)	—	—
	8,833	11,167	—	1.28	12/17/2019	(6)	—	—

(1)
Option vests over four years, 25% of the shares vest one year after the vesting commencement date, and 1/48th of the shares vest each month after the first 25% vest. Not immediately exercisable.

(2)
Option was immediately exercisable and vested in variable increments. The option is now fully vested.

(3)
Value based on April 30, 2011 closing price of $1.36.

(4)
Option is immediately exercisable, and vesting is based on achievement of performance criteria, namely, revenue growth, cash flow improvements, new product licensing/application introduction and related revenue targets.

(5)
Shares of restricted stock, or restricted stock units, subject to performance vesting. Performance criteria is tied to new product licensing/applications introductions, related revenue targets and performance/retention.

(6)
Options vest over three years, 33 1/3% of the shares vest one year after the vesting commencement date, and 1/36th of the shares vest each month after the first 33 1/3% vest. Not immediately exercisable.

(7)
Option vesting is based on achievement of performance criteria, namely, market capitalization, revenues and cash flows.

(8)
Option is immediately exercisable and vests over four years, 25% of the shares vest one year after the vesting commencement date, and 1/48th of the shares vest each month after the first 25% vest.

(9)
Options vest over four years, 25% of the stocks vest over year after the vesting commencement date, and 1/48th of the stock vest each month after the first 25% vest. Not immediately exercisable.

Potential Payments Upon Termination or Change of Control

        Severance Benefit Plan.    On March 7, 2011, the Compensation Committee adopted an Amended and Restated Severance Benefit Plan, which amended and restated a prior Change of Control Amended and Restated Severance Benefit Plan. Each of Ditech's current executive officers are participants in the Severance Plan, and each is referred to as a "participant." Dr. Simpson was removed as a participant in the Severance Plan in March 2011 when he ceased to be an executive officer of Ditech.

        A participant in the Severance Plan will receive, (a) if the participant's employment with Ditech is terminated due to an "involuntary termination without cause" or a "constructive termination" (as those terms are defined in the Severance Plan), in either case either within one (1) month prior to or twelve (12) months following a "change in control" (a "Change of Control Termination"), or (b) if the participant's employment with Ditech is terminated due to an "involuntary termination without cause" (as that term is defined in the Severance Plan) that is not a Change of Control Termination (a "Termination Not In Connection With a Change in Control"):

Named Executive Officer	Termination Not in Connection With a Change of Control	Change of Control Termination
Ken Naumann CEO and President

•       6 months base salary

•       Up to 9 months COBRA premiums

•       Up to $2,500 outplacement services

•       Vesting of 50% of unvested equity awards

•       One-year post-termination exercisability of underwater equity awards

•       8 months base salary

•       2/3 times target or past average actual bonus

•       Up to 9 months COBRA premiums

•       Up to $2,500 outplacement services

•       Vesting of 100% of unvested equity awards

•       One-year post-termination exercisability of underwater equity awards

William Tamblyn, EVP, CFO and COO

•       6 months base salary

•       Up to 18 months COBRA premiums

•       Up to $3,500 outplacement services

•       Vesting of 50% of unvested equity awards

•       One-year post-termination exercisability of underwater equity awards

•       12 months base salary

•       1.0 times target or past average actual bonus

•       Up to 18 months COBRA premiums

•       Up to $3,500 outplacement services

•       Vesting of 100% of unvested equity awards

•       One-year post-termination exercisability of underwater equity awards

Karl Brown Vice President of Marketing

•       6 months base salary

•       Up to 9 months COBRA premiums

•       Up to $2,500 outplacement services

•       Vesting of 50% of unvested equity awards

•       One-year post-termination exercisability of underwater equity awards

•       8 months base salary

•       2/3 times target or past average actual bonus

•       Up to 9 months COBRA premiums

•       Up to $2,500 outplacement services

•       Vesting of 100% of unvested equity awards

•       One-year post-termination exercisability of underwater equity awards

        For purposes of the Severance Plan:

        "Change in control" means one of the following events or a series of more than one of the following events that are related, in which the stockholders of Ditech immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of Ditech's voting stock immediately before the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of Ditech, the resulting entity in a merger or, in the case of an asset sale, the corporation or corporations to which the assets of Ditech were transferred:

          (1)   the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of Ditech of more than fifty percent (50%) of the voting stock of Ditech;

          (2)   a merger or consolidation in which Ditech is a party; or

          (3)   the sale, exchange, or transfer of all or substantially all of the assets of Ditech.

        "Constructive termination" means a resignation by a participant of employment with Ditech after one of the following is undertaken without the participant's express written consent:

          (1)   a substantial reduction in the participant's duties or responsibilities (and not simply a change in title or reporting relationships) in effect immediately prior to the effective date of the reduction; provided, however, that it shall not be a "constructive termination" if, following the effective date of the change in control, either (a) Ditech is retained as a separate legal entity or business unit and the participant holds the same position in such legal entity or business unit as the participant held before such effective date, or (b) the participant holds a position with duties and responsibilities comparable (though not necessarily identical, in view of the relative sizes of Ditech and the entity involved in the change in control) to the duties and responsibilities of the participant prior to the effective date of the change in control;

          (2)   a material reduction in the participant's base salary (except for salary decreases generally applicable to Ditech's other similarly situated employees);

          (3)   a change in the participant's business location of more than 40 miles from the business location prior to such change, except for required travel for Ditech's business to an extent substantially consistent with participant's prior business travel obligations;

          (4)   a material breach by Ditech of any provisions of the Severance Plan or any enforceable written agreement between Ditech and the participant; or

          (5)   any failure by Ditech to obtain assumption of the Severance Plan by any successor or assign of Ditech.

        Provided, however that , a resignation shall not be deemed a constructive termination unless (w) the participant provides Ditech with written notice that the participant believes that an event described above has occurred, (x) the constructive termination notice is given within ninety (90) days of the date the event occurred, (y) Ditech does not rescind or cure the conduct giving rise to the event within thirty (30) days of receipt by Ditech of the constructive termination notice (the "Cure Period"), and (z) he participant resigns or otherwise terminates employment, including a termination due to participant's death or disability, within the ninety (90) day period following expiration of the Cure Period.

        "Involuntary termination without cause" means an involuntary termination of employment by Ditech other than for one of the following reasons:

          (1)   the participant's violation of any material provision of Ditech's standard agreement relating to proprietary rights;

          (2)   the participant participates in any act of theft or dishonesty;

          (3)   the participant participates in any immoral or illegal act which has had or could reasonably be expected to have or had a detrimental effect on the business or reputation of Ditech;

          (4)   any material failure by the participant to use reasonable efforts to perform reasonably requested tasks after written notice and a reasonable opportunity to comply with such notice;

          (5)   participant's violation of Ditech's ethics or insider trading policy which results or could reasonably be expected to result in material harm to Ditech;

          (6)   the participant participates in financial accounting improprieties which results or could reasonably be expected to result in material harm to Ditech; or

          (7)   participant's failure to cooperate with a governmental investigation regarding Participant or Ditech which results or could reasonably be expected to result in material harm to Ditech.

        In order to be eligible for benefits under the Severance Plan, the participant must execute a general release of claims against Ditech. The Severance Plan provides that Ditech may reduce the amount of severance payable under the Severance Plan by the amount, if any, payable to an individually negotiated written contract or written agreement relating to severance or change in control benefits.

        Stock Option Plans.    Under the terms of our stock option plans, if stock options are not assumed in connection with a change in control of Ditech, then the stock options will vest in full and then terminate at the closing of the change in control.

COMPENSATION OF DIRECTORS

        The following table shows for the fiscal year ended April 30, 2011, certain information with respect to the compensation of all non-employee directors of Ditech:

Director Compensation

Name	Fees earned or paid in cash ($)	Options Awards ($)(1)	Total ($)
Edwin L. Harper	25,402	—	25,402
William A. Hasler	40,125	6,041	46,166
Alan B. Howe	50,859	6,041	56,900
Frank J. Sansone	38,500	6,041	44,541
David M. Sugishita	46,750	6,041	52,791

(1)
These amounts are not cash compensation, but represent the aggregate fair value of the stock grants received by our Board of Directors. The aggregate fair value is computed in accordance with FASB ASC Topic 718, excluding the effects of forfeiture. Assumptions used in the calculation of these amounts are described in Note 9 to our audited financial statements for the fiscal year ended April 30, 2011, included in our Annual Report on Form 10-K that was filed with the SEC on July 28, 2011. All grants were made subject to individual award agreements, the form of which was previously filed with the SEC.

        The following options were outstanding as of April 30, 2011 ; Mr. Hasler: 50,000; Mr. Howe: 45,000; Mr. Sansone: 45,000; and Mr. Sugishita: 50,000.

        Standard Cash Compensation Arrangements With Outside Directors.    During fiscal 2011, the standard amounts of cash compensation for our non-employee directors was as set forth in the table below. Fees are paid quarterly in arrears. Additionally, directors are entitled to be reimbursed for certain expenses in connection with attendance at board and committee meetings.

Cash Payment
Annual Retainer:
Board Members	$25,000
Chairman of the Board (additional)	$15,000
Audit Committee Chairperson	$7,500
Compensation Committee Chairperson	$5,000
Corporate Governance and Nominating Committee Chairperson	$5,000
Meeting Fees:
Board of Directors
Annual offsite regular meeting	$2,500
Regular meeting	$1,000
Special (telephonic)	$500
Audit Committee
Regular meeting	$2,500
Special (in person)	$1,000
Special (telephonic)	$750
Compensation Committee
Regular meeting	$2,000
Special	$750
Corporate Governance and Nominating Committee
Regular meeting	$2,000
Special	$750

        Equity Compensation for Outside Directors.    Pursuant to a standard arrangement adopted by our Board, upon initial appointment, each non-employee director is automatically granted an option to purchase 35,000 shares of Ditech's common stock, which is subject to annual vesting over a four-year period from the date of grant. In addition, each non-employee director will automatically be granted a fully-vested option to purchase 10,000 shares of Ditech's common stock immediately following each annual meeting of stockholders; provided, that such person has served as a non-employee director of Ditech for at least six months as of the date of the applicable annual meeting of stockholders.

        These options are granted at 100% of the fair market value of the common stock on the date of grant and have a five-year term. All grants are made under shareholder approved plans that currently exist, such as the 2006 Equity Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Ditech Networks. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended April 30, 2011, all Section 16(a) filing requirements were complied with, except that each of Dr. Simpson and Mr. Tamblyn had one option vest and become exercisable as a result of performance criteria of such options being met, which event was not timely reflected on a Form 4; the vesting of each such option was reflected on a Form 5 in May 2011. We did not receive any representations or reports from greater than ten percent beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS

        Ditech has entered into indemnity agreements with certain officers and directors which provide, among other things, that Ditech will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Ditech, and otherwise to the fullest extent permitted under Delaware law and Ditech's By-laws.

POLICIES AND PROCEDURES FOR REVIEW OF
RELATED PARTY TRANSACTIONS

        Pursuant to the charter of our Audit Committee, unless previously approved by another independent committee of our Board of Directors, our Audit Committee reviews and, if determined appropriate, approves all related person transactions. It is management's responsibility to bring related person transactions to the attention of the members of the Audit Committee.

        Our Code of Conduct and Ethics provides that our employees, including our officers and directors, should avoid conflicts of interest that occur when their personal interests may interfere in any way with the performance of their duties or the best interests of Ditech. Our Code of Conduct and Ethics also addresses specific types of related person transactions and how they should be addressed. All of our employees, including our officers and directors, are expected and required to adhere to the Code of Conduct and Ethics. If an officer or director has any questions regarding whether a potential transaction would be in violation of the Code of Conduct and Ethics, they are required to bring this to the attention of our Compliance Officer or General Counsel. If the potential transaction is a related person transaction, it would be recognized as such and brought to the Audit Committee for pre-approval.

        Further, each of our officers and directors is knowledgeable regarding the requirements of obtaining approval of related person transactions and is responsible for identifying any related-person transaction involving such officer or director or his or her affiliates and immediate family members and seeking approval from our Audit Committee before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.

        Our Audit Committee will take into account all relevant factors when determining whether to approve or disapprove of any related person transaction.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Ditech stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations Department, Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, CA 94043 or contact Lisa Crowder by telephone at (650) 623-1367 or by email at lcrowder@ditechnetworks.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

DIRECTIONS TO SPECIAL MEETING
LOCATION

        The Annual Meeting will be held at Ditech Networks executive offices located at 825 E. Middlefield Road, Mountain View, California 94043, at 1:00 p.m. Pacific Time on Friday, September 16, 2011. Directions to this location are available at http://materials.proxyvote.com/25500T

 OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
William J. Tamblyn Secretary

August 12, 2011

        A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended April 30, 2011 is available without charge upon written request to Investor Relations Department, Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, CA 94043 or by contacting Bill Tamblyn by telephone at (650) 623-1309 or by email at btamblyn@ditechnetworks.com.

DITECH NETWORKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

Friday, September 16, 2011

1:00 p.m. (local time)

Office of Ditech Networks, Inc.

825 E. Middlefield Road

Mountain View, California 94043

Ditech Networks, Inc. 825 E. Middlefield Road Mountain View, California 94043	proxy

This proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on September 16, 2011.

The undersigned hereby appoints Kenneth G. Naumann and William J. Tamblyn, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ditech Networks, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Ditech Networks, Inc. to be held at the offices of Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, California 94043, on Friday, September 16, 2011 at 1:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please view, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

113736

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.

1.	To elect our Board of Directors nominee for director to hold office until the 2014 Annual Meeting of Stockholders.	01 Mr. David M. Sugishita	☐ FOR	☐ WITHHOLD AUTHORITY to vote for the nominee

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 AND 3 BELOW.

2.	To approve an amendment to our certificate of incorporation to reduce the number of authorized shares of our common stock from 200,000,000 to 55,000,000.		☐ For	☐ Against	☐ Abstain

3.	To ratify the selection of Burr Pilger Mayer, Inc. as independent registered public accounting firm of Ditech for its fiscal year ending April 30, 2012.		☐ For	☐ Against	☐ Abstain

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTOR
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ABOVE NAMED NOMINEE
PROPOSAL 2 APPROVAL OF DECREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2 PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
Director Compensation
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES FOR REVIEW OF RELATED PARTY TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
DIRECTIONS TO SPECIAL MEETING LOCATION
OTHER MATTERS